Exhibit 99.1

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

Smith & Wesson Brands, Inc. Completes

Spin-off of American Outdoor Brands, Inc.

SPRINGFIELD, Mass., August 24, 2020 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today announced that it has completed the previously announced spin-off of its outdoor products and accessories business. Smith & Wesson Brands, Inc. will continue to trade on NASDAQ under the ticker symbol “SWBI.” The spin-off company, American Outdoor Brands, Inc., will begin trading tomorrow on NASDAQ under the symbol “AOUT.”

The spin-off distribution was completed at 12:01 a.m. Eastern Time on August 24, 2020 to stockholders of record of SWBI as of the close of business on the record date of August 10, 2020. Each SWBI common stockholder received one share of AOUT common stock for every four shares of SWBI common stock held as of the record date.

No action or payment was required by stockholders of SWBI to receive the new AOUT shares. Stockholders who held SWBI common stock as of the record date will receive a book-entry account statement reflecting their ownership of the new AOUT shares or have their brokerage account credited with the new AOUT shares.

The spin-off has been structured to qualify as a tax-free distribution to SWBI stockholders and SWBI for U.S. federal income tax purposes. SWBI stockholders are urged to consult with their tax advisors with respect to the federal, state, local, and foreign tax consequences of the spin-off.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson, Thompson/Center Arms, and Gemtech brands. The company also provides manufacturing services including forging, machining, and precision plastic injection molding services. For more information call (844) 363-5386 or visit smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such statements include statements regarding stockholders’ receipt of a book-entry account statement reflecting their ownership of the new AOUT shares or having their brokerage account credited with the new AOUT shares; and the tax-free nature of the distribution. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; the impact of protectionist tariffs and trade wars; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2020.